Exhibit 99.3

StorageTek
Q2 2004 Conference Call
Script of Prepared Remarks of Bobby Kocol

There are several items that I would like to cover today in order to provide some insight into our second quarter results, and also provide some color on how we see the full year stacking up.

Our second quarter demonstrated again a continuation of year over year earnings growth even during a tough environment that impacted the top line. Second quarter revenues of $517 million resulted in earnings of $.32 per diluted share, a 19% improvement over Q2 of last year. For some time now, we have continued to emphasize the importance of integrating process and cost disciplines into each of the various functions throughout our corporation. The resulting financial strength and operating leverage that this provides within our business model is clearly evident in our second quarter results. Even with the shortfall in orders we experienced near the end of the quarter that impacted revenue, we were still able to deliver solid bottom line results. A continuation of improving gross margins coupled with some extremely disciplined expense controls continued to drive an expansion in operating margins and helped fortify a healthy balance sheet. Halfway through the year, we remain on track to delivering the bottom line financial results we anticipated in 2004.

Second quarter revenues were down 2% from Q2 of last year. Geographically, North America represented about 48% of the total worldwide revenue, Europe approximately 39%, with the Pacific Rim and Latin America making up the rest. Most of the shortfall in orders came in North America where revenues for Q2 were down 10% from last year. We saw further improvement in European revenues this quarter, as they were up 8% over the same period last year on a reported basis, and up 2% in constant currencies. Revenues in the Pacific Rim were down 10% as reported and 15% in constant currencies. Latin American revenues were up 38%, both reported and in constant currencies. Overall, on a consolidated basis, excluding our hedging activities, currency impacts were favorable to revenue on a year over year basis by just under 4 points. Revenues through our indirect channels changed directions from prior quarters. This was consistent around the globe, but most notably in North America. Worldwide indirect channel sales were down 12% year over year and accounted for 44% of our total product sales, down from last year’s Q2 rate of 49%. This was the first decline in year over year revenue in the indirect channels since the second quarter of 2002. However, the new product launches we have planned for the second half of the year, including the SL500 and others, are clearly targeted for the channels in the mid-range market, and we anticipate our channel partners will be more than ready to re-gain their momentum in this segment.

Second quarter revenues consisted of $289 million in Product sales. Total tape sales decreased 9% from the prior year to $215 million, disk sales grew 10% to $46 million, and network sales were $19 million. Service revenues at $228 million were up 6% over Q2 of last year and are on a pace to be in excess of $900 million this year. As you know, this is a very important and predictable revenue stream that provides solid margins and cash flow.

When we entered the year, we were anticipating annual “total” revenue growth to be mid single digits. Midway through the year, we have delivered roughly half of that growth rate. While we are eager to enter the second half of the year with the suite of new product offerings we will be bringing to market, we must work through the mixed economic signals we are receiving. Indeed, the SL8500 will continue its ramp, but many of the new product launches will not enter the market until the end of the third quarter. Likewise, normal third quarter seasonal patterns in Europe should prevail. And, as the year progresses, at current spot rates, the favorable impact of currencies on year over year comparisons of revenue will diminish late in the year. However, internally there are many activities we control that can augment our top line. Successful new product launches, improving internal sales productivity, channel expansion and continued success in storage services will all play a role. Quite frankly, we are currently anticipating the most likely case for the third quarter would be results similar to the quarter just completed, with the potential for a slight improvement on both the top and bottom line. With respect to guidance for the full year, we are tracking to low to mid single digit growth in revenue, but still on pace to achieve our goal of $178 to $190 million in net income.

Switching to margins, we are pleased with another quarter of margin expansion. Second quarter “total” gross margins were 46%, a point better than last year’s levels. “Product” margins for the second quarter improved to 47%, an increase of 140 basis points from Q2 of last year. A favorable mix of enterprise product offerings going through the direct channel was the primary reason for this margin growth. The virtual storage manager software offering had 24% growth in the quarter, and is up 31% in the first half. While the indirect channel sales declined in the quarter, we believe this is temporary and the new suite of mid-range products should bolster the channel growth in the second half. Higher indirect channel sales could pressure gross margins, however, a net positive benefit should come through additional operating margin dollars providing incremental profitability. Our efforts last year in driving operational efficiencies and ongoing cost reduction activities have continued into the first half of this year and have clearly contributed to the strength we had in operating margins. Going forward, product mix and channel mix will be the key drivers of product margins. We entered the year anticipating “annualized” product margins would be plus or minus a hundred basis points from last year’s levels. With a strong first half, we’re on track for product margin expansion and should be nearer to the upper range of that guidance.

Service margins for the quarter were 44%, an increase of 50 basis points year over year, and up 200 basis points sequentially. We took action late in the first and early in the second quarter in order to eliminate inefficiencies within our infrastructure. These actions contributed to the improvement in service margins and should be sustainable throughout the remainder of the year. The mix of revenue between maintenance and professional services was similar to last year. We continue to expand our efforts into the growing storage services markets. Not only into professional services where revenue grew 16%, but also into product support and multi-vendor systems support, which together grew 5%. Service margins should remain relatively close to current Q2 levels throughout the remainder of the year.

Total operating expenses for the second quarter were $195 million, down 1% from last year. R&D expenditures were $47 million while SG&A expenses were $148 million. Second quarter R&D expenditures were lighter than anticipated as prototype material for new product launches was minimal. With significant product launch activity on the forefront, we anticipate R&D expenditures to increase slightly, and be in the $48 to $50 million range in the third and fourth quarter. SG&A expenses were very close to last year’s levels, but decreased about 9% from Q1. As you recall, the unfavorable currency impacts to expenses from our foreign operations were much of the reason for the increase in SG&A between Q4 of last year and the first quarter of this year. As we expected, the unfavorable impacts from currencies on SG&A were smaller in the second quarter, and provided some of the sequential improvement. However, being prudent, most of the expense decline came from a relentless approach throughout the quarter to scrutinize all variable expenditures, including eliminating substantially all discretionary spending. While we plan on increasing our investments for the product launches that are forthcoming, it was imperative that we managed expenses tightly in the second quarter. The management team at StorageTek is committed to delivering bottom line results and we’re proud of their ability to execute on this front. As mentioned earlier, this truly shows the leverage we have in our business model, and demonstrates solid execution despite some challenging circumstances. With low to mid single digit revenue growth, the SG&A ratio for the full year should be closer to 28%, perhaps a little under that. And finally, net interest income added approximately $3 million to pre-tax earnings.

Now, let’s address the balance sheet and financial strength of StorageTek. The second quarter once again provided evidence of a constantly improving balance sheet and cash flow. Cash and investment balances have increased approximately $300 million from a year ago to $1.1 billion, an improvement of over 35%. This includes us investing another $27 million in the second quarter, $56 million in the first half, through the repurchase of shares of our stock. Cash flow from operations was $73 million for the quarter. DSO at 80 days is 5 days better than Q2 of last year. Using the average accounts receivable balance during the quarter instead of the ending balance which is skewed by end of quarter shipments, DSO’s were 64 days. Inventory levels were $106 million, a 14% decrease from last year. Inventory turns increased to 5.8, a 5% improvement over last year. Our vast financial strength is a great advantage for us and it enabled us to announce the authorization of a new 500 million dollar share buy-back program to repurchase shares in order to reduce dilution and opportunistically balance the cash returned to shareholders with the cash reinvested for profitable future growth.

Headcount is just over 7000 at the end of the quarter, a decrease of about 250 from Q1. These reductions are a continuation of our efforts on several fronts, including executing on planned outsourcing activities, performance management, and further elimination of non-essential activities. In the quarter, capital expenditures were $13 million while depreciation and amortization was $20 million.

In summary, a challenging quarter, but one we were able to work through successfully to deliver solid bottom line results. The balance sheet continues to strengthen. Cash continues to be generated. We’re only in the first inning in a year of significant product launches with the introduction of the SL8500. We’re expanding our presence into new addressable markets and gaining traction in areas where we are placing emphasis, such as the mid range disk market and storage services. We will continue to invest in those areas where the profitable growth of our business is the top priority. And by the same token, we will drive the various operational disciplines that impact our business model and take the necessary steps to achieve consistent and improving results. Incremental revenue along with a highly leveraged business model should enable earnings growth. This is imperative in order for us to deliver further improvements in our return on assets and returns to our shareholders.